UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 23, 2010

DREAMS, INC.

(Exact name of registrant as specified in its charter)

Utah	001-33405	87-0368170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 South University Drive, Plantation, Florida	33324
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 377-0002

Registrant’s facsimile number, including area code: (954) 475-8785

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

On July 23, 2010, Dreams, Inc. (the “Company”) and its subsidiaries (collectively the “Debtors”) closed on a $20 million revolving credit facility with Regions Bank. The revolving note (the “Note”) has a maturity date of July 23, 2013. The amount outstanding from time to time under the Note may not exceed the sum of: (i) 80% of the eligible accounts receivable; plus (ii) between January 1 and March 31, the lesser of 50% of eligible inventory and 85% of the net orderly liquidation value of eligible inventory; and between April 1 and May 31, the lesser of 55% of eligible inventory and 92.5% of the net orderly liquidation value of eligible inventory; and between June 1 and August 31, the lesser of 60% of eligible inventory and 100% of the net orderly liquidation value of eligible inventory; and between September 1 and December 31, the lesser of 60% of eligible inventory and 85% of the net orderly liquidation value of eligible inventory; minus (iii) certain reserves as may be required by Regions Bank from time to time. The initial principal balance under the Note is $11.2 million.

Interest shall accrue on all outstanding amounts under the Note at the rate of LIBOR plus 3.0% per annum, and is due and payable monthly in arrears. The default rate of interest is the applicable rate plus 2% per annum. An unused line fee in the amount of 0.375% per annum is payable monthly in arrears based on the average daily unused portion of the facility. All outstanding principal, and any remaining outstanding interest, shall be paid in one lump sum on the maturity date.

The Debtors have granted Regions Bank a security interest in all of Debtors’ assets and a pledge of Debtors equity in all of the Company’s subsidiaries to secure Debtors payment when due of all of Debtors existing and future indebtedness to Regions Bank.

The transaction documents contain standard affirmative and negative loan covenants.

The description of the loan facility set forth herein is qualified in its entirety by the specific terms of the Loan and Security Agreement and the Note, copies of which are attached hereto as Exhibits.

A copy of the press release announcing the closing of the facility is attached hereto as an Exhibit.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated July 26, 2010

99.2	Loan and Security Agreement

99.3	Revolving Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 27, 2010	DREAMS, INC.

	By:	/S/ ROSS TANNENBAUM
Ross Tannenbaum
Chief Executive Officer

Exhibits

Exhibit No.	Description

99.1	Press Release dated July 26, 2010

99.2	Loan and Security Agreement

99.3	Revolving Note

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